As filed with the Securities and Exchange Commission on January 28, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEMLINE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-0522567
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750 Lexington Avenue
Sixth Floor
New York, New York 10022
(212) 831-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ivan Bergstein, M.D.
Chairman, President and Chief Executive Officer
Stemline Therapeutics, Inc.
750 Lexington Avenue
Sixth Floor
New York, New York 10022
(212) 831-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James T. Barrett, Esq. Matthew J. Gardella, Esq. Edwards Wildman Palmer LLP 111 Huntington Avenue Boston, Massachusetts 02199 (617) 239-0100	Ivan Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-180515

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$6,279,000	$856.46
Representative’s Warrants to Purchase Common Stock(3)	—	—
Common Stock Underlying Representative’s Warrants(4)(5)	245,700	33.52
Total Registration Fee(6)	$6,524,700	$889.98

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The Registrant previously registered an aggregate of $32,623,500 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-180515) declared effective on January 28, 2013, for which a filing fee of $4,449.85 was paid.

(3)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(5)

The common stock underlying the warrants is being registered solely in connection with the Securities and Exchange Commission’s Compliance and Disclosure Interpretations for Securities Act Sections, Question 139.05. No “offer” of such common stock exists as defined in Section 2(a)(3) of the Securities Act because the warrants are not exercisable until one year following the effective date of the Registration Statement.

(6)	Previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of common stock, par value $0.0001 per share, of Stemline Therapeutics, Inc., a Delaware corporation. The contents of the Registrant’s earlier Registration Statement on Form S-1 (File No. 333-180515), as amended, which was declared effective on January 28, 2013, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of January, 2013.

STEMLINE THERAPEUTICS, INC.

By:	/s/ Ivan Bergstein, M.D.
Ivan Bergstein, M.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date
/s/ IVAN BERGSTEIN, M.D.		Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2013
Ivan Bergstein, M.D.

/s/ STEPHEN P. HALL		Vice President of Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	January 28, 2013
Stephen P. Hall

*		Director	January 28, 2013
J. Kevin Buchi

*		Director	January 28, 2013
Kenneth Zuerblis

*		Director	January 28, 2013
Ron Bentsur

*		Director	January 28, 2013
Eric L. Dobmeier

*By:	/s/ IVAN BERGSTEIN, M.D.
Ivan Bergstein, M.D. Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Edwards Wildman Palmer LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm
23.2	Consent of Edwards Wildman Palmer LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

* Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-180515) filed with the Commission on October 22, 2012.

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